UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 21, 2012

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-34591	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

 (Address of Principal Executive Offices)

(86) 51083397559

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Phone: (212) 370-1300
Fax: (646) 895-7182
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 21, 2012, at a special meeting of stockholders, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation which (i) effected a one-for-ten reverse split and (ii) changed the Company’s authorized capital stock common stock from 150,000,000 shares of common stock and 60,000,000 shares of preferred stock to 50,000,000 shares of common stock and 30,000,000 shares of preferred stock.  The par value per share of the common stock and preferred stock, which is $0.001 per share, was unchanged.

The vote was for the amendment to the Company’s certificate of incorporation was as follows:

For:	11,211,916
Against:	169,529
Abstain:	2,033

On February 22, 2012, the Company filed a certificate of amendment to its certificate of incorporation to reflect the reverse split and the amended authorized capital stock with the Secretary of State of the State of Delaware.

The Company anticipates that the reverse split will become effective on or about March 6, 2012.

Item 7.01  Regulation FD Disclosure

On February 22, 2012, the Company issued a press release announcing the stockholder approval of the amendment to the Company’s certificate of incorporation.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 as it relates to matters described in Item 7.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2	Certificate of amendment to the Company’s certificate of incorporation
99.1	Press release issued February 22, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2012	Cleantech Solutions International, Inc.

By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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